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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A



                                AMENDMENT NO. 1



                                       TO


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) AUGUST 12, 1994

                             THE ACTAVA GROUP INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                        1-5706                       58-0971455
(State or other jurisdiction of    (Commission File Number)   (I.R.S. Employer Identification
incorporation or organization)                                             No.)

              4900 GEORGIA-PACIFIC CENTER, ATLANTA, GEORGIA  30303
               (Address of principal executive offices)(Zip Code)

        Registrant's telephone number, including area code 404/658-9000

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

ITEM 2.

     On August 12, 1994, JCJ, Inc. ("JCJ"), a wholly owned subsidiary of The Actava Group Inc. (the "Company"), sold its interest in Qualex Inc. ("Qualex") to Eastman Kodak Company ("Kodak"), and both JCJ and the Company entered into a covenant not to compete and a release in favor of Kodak in exchange for payments in cash and notes totaling $150 million. Qualex is a wholesale photofinishing company created in 1988 through a merger of the Company's and Kodak's photofinishing operations. Qualex had been jointly owned by the Company or an affiliate and Kodak since its formation.

     JCJ sold to Kodak its 50% ownership interest in Qualex in exchange for a total purchase price of $136 million. The purchase price consisted of a $36 million cash payment on August 12, 1994 and a $100 million note, payable in two installments of $50 million each, without interest, on February 13, 1995 and August 11, 1995. In the second quarter of 1994, the Company provided for an anticipated loss of $37.9 million on the sale of its interest in Qualex. Because the principal amount due under the note does not bear interest, the Company discounted the value of the note to $92.8 million for financial reporting purposes and will record imputed interest income of $7.2 million over the term of the note.

     In addition, in exchange for a cash payment on August 12, 1994 of $10 million, both JCJ and the Company entered into a covenant-not-to-compete with Kodak, under which both JCJ and the Company have agreed not to engage in certain activities for a period which ends on August 12, 1999. Both JCJ and the Company also executed a release in favor of Kodak with regard to certain items arising under the Shareholders' Agreement dated as of December 7, 1987, as amended, between the Company and Kodak in exchange for a $4 million cash payment on August 12, 1994. The consideration for the Company's interest in Qualex and the covenant-not-to-compete and release were determined by arm's length negotiation.

     There was no material relationship, other than the joint ownership of Qualex and related matters, between Kodak and the Company or any of its affiliates, any director or officer of the Company or any associate of such director or officer.

ITEM 5.  OTHER EVENTS


     On June 8, 1993, the Company, through a wholly owned subsidiary, acquired substantially all the assets of Diversified Products Corporation ("DP") for a net purchase price consisting of $11.6 million in cash, the issuance of 1,090,909 shares of the Company's Common Stock (the "Acquisition Shares") valued at $12 million, and the assumption or payment of certain liabilities including trade payables and a revolving credit facility. The Company also entered into an agreement providing the holder of the Acquisition Shares (the "Holder") with the right to receive additional payments depending upon the value of the Acquisition Shares over a period of not longer than one year from the purchase date. The agreement gives the Holder the right under certain circumstances to require the Company to purchase the Acquisition Shares at a price equal to $11.00 per share. The Company recorded the issuance of the Acquisition Shares as redeemable common stock in the amount of $12 million. The repurchase of the Acquisition Shares will not affect the cost recorded by Actava for DP since the cost of DP will be increased by the amount of the cash payment and simultaneously reduced by the same amount due to a corresponding adjustment to the respective redeemable common stock. The right of the Holder to receive additional payments of cash became exercisable after June 8, 1994 and would have expired if not exercised on or before August 7, 1994. On August 3, 1994, the Holder agreed to extend the exercise date to February 7, 1995 in exchange for the payment by Actava of a $435,000 fee and an irrevocable letter of credit in the amount of $12.0 million which is available and payable to the Holder on February 17, 1995 upon demand and tender of the Acquisition Shares. On August 17, 1994, an amendment to the Shareholder Rights Agreement dated June 8, 1993 between the Company and Westinghouse Electric Corporation was executed to confirm the August 3, 1994 agreement. A copy of the amendment is herewith filed as an exhibit.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (B) PRO FORMA FINANCIAL INFORMATION

                             THE ACTAVA GROUP INC.

                            PRO FORMA BALANCE SHEET
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

     The following Pro Forma Balance Sheet reflects the consolidated balance sheet of the Company as of June 30, 1994, and the adjustments necessary to reflect the balance sheet as it might have been affected if the sale of the Company's interest in Qualex had been consummated on June 30, 1994. The statements are based on the assumptions explained herein. These pro forma statements do not necessarily reflect the financial position as it would have been if the Company had sold its interest in Qualex on June 30, 1994. The pro forma information presented should be read in conjunction with the separate audited and unaudited consolidated financial statements and notes thereto of the Company, which were included in the Company's Annual Report on Form 10-K for the year ended December 31, 1993 and its Quarterly Report on Form 10-Q for the six months ended June 30, 1994, and the Pro Forma Statements of Continuing Operations and notes thereto filed herewith.

                             THE ACTAVA GROUP INC.

                            PRO FORMA BALANCE SHEET
                                 JUNE 30, 1994
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                          PRO FORMA        PRO
                         ASSETS                              ACTAVA      ADJUSTMENTS      FORMA
                                                            --------     -----------     --------
Current Assets
     Cash...............................................    $ 14,015      $  50,000(a)   $ 64,015
     Short-term investments.............................      31,922                       31,922
     Receivables........................................     177,272                      177,272
     Inventories........................................      67,051                       67,051
     Prepaid expenses...................................       4,710                        4,710
     Future income tax benefits.........................      25,343                       25,343
     Note receivable from Kodak.........................          --         92,832        92,832
                                                            --------     -----------     --------
          Total current assets..........................     320,313        142,832       463,145
Investment in Qualex....................................     142,832       (142,832)(a)        --
Property, plant and equipment...........................     113,455                      113,455
Less allowances for depreciation........................     (44,351)                     (44,351)
                                                            --------     -----------     --------
                                                              69,104                       69,104
Notes receivable from Triton Group Ltd..................      19,226                       19,226
Other assets............................................       5,610                        5,610
Long-term investments...................................      15,473                       15,473
Intangibles.............................................      15,048                       15,048
                                                            --------     -----------     --------
Total assets............................................    $587,606      $      --      $587,606
                                                            ========      =========      ========

                                                                                        PRO FORMA
                                                                                          AS OF
                                                                          PRO FORMA      JUNE 30,
           LIABILITIES AND STOCKHOLDERS' EQUITY              ACTAVA      ADJUSTMENTS       1994
                                                            ---------    -----------    ----------
Current Liabilities
Accounts payable, accrued expenses and other current
  liabilities.............................................  $ 116,121     $             $  116,121
Notes payable.............................................    100,447                      100,447
Current portion of long-term debt.........................      4,604                        4,604
                                                            ---------    -----------    ----------
     Total current liabilities............................    221,172                      221,172
Deferred income taxes.....................................     33,621                       33,621
Long-term debt............................................      2,107                        2,107
Subordinated debt.........................................    187,787                      187,787
Redeemable common stock...................................     12,000                       12,000
Stockholders' equity:
  Common Stock............................................     22,768                       22,768
  Additional capital 36,310 36,310
  Retained earnings.......................................    179,719                      179,719
  Less treasury stock -- at cost..........................   (107,878)                    (107,878)
                                                            ---------    -----------    ----------
     Total equity.........................................    130,919                      130,919
                                                            ---------    -----------    ----------
     Total liabilities and stockholders' equity...........  $ 587,606     $             $  587,606
                                                            =========     =========      =========

- ---------------

(a) Represents the disposition of the Company's equity investment in Qualex of $142,832,000 in exchange for a cash payment of $36,000,000 and a non-interest bearing note with a discounted value of $92,832,000. The note has required payments of $50,000,000 each on the dates six and twelve months from the date of the transaction. Also reflects the receipt of cash payments by the Company of $10,000,000 and $4,000,000 in exchange for a covenant-not-to-compete and a release relating to certain items arising under the Qualex Shareholders' Agreement dated as of June 7, 1987, between Kodak and the Company, respectively.

                             THE ACTAVA GROUP INC.

                 PRO FORMA STATEMENTS OF CONTINUING OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

     The following Pro Forma Statements of Continuing Operations reflect the consolidated results of operations of the Company for the two years ended December 31, 1991 and 1992 after classifying Qualex's results of operations as discontinued as a result of the sale of the Company's interest in Qualex as if it had occurred on January 1, 1991. The statements are based on the assumptions explained herein. These pro forma statements do not necessarily reflect the results of operations as they would have been if the Company had disposed of its interest in Qualex on January 1, 1991. The information presented below should be read in conjunction with the separate audited consolidated financial statements and notes thereto of the Company for the years ended December 31, 1991 and 1992 included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993.

                             THE ACTAVA GROUP INC.

           PRO FORMA CONSOLIDATED STATEMENT OF CONTINUING OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)


                                                                   YEAR ENDED DECEMBER 31, 1991
                                                                 ---------------------------------
                                                                  ACTAVA
                                                                 RESTATED(A) QUALEX(B)   PRO FORMA
                                                                 ---------   ---------   ---------
Net Sales......................................................  $ 924,635   $ 649,728   $ 274,907
Cost and Expenses:
  Costs of products sold.......................................    669,129     446,576     222,553
  Selling, general & administrative............................    291,197     175,133     116,064
                                                                 ---------   ---------   ---------
          Total operating expenses.............................    960,326     621,709     338,617
                                                                 ---------   ---------   ---------
          Operating (Loss).....................................    (35,691)     28,019     (63,710)
Interest (expense).............................................    (23,534)     (3,871)    (19,663)
Other income -- net............................................      3,537         602       2,935
                                                                 ---------   ---------   ---------
(Loss) before income taxes and minority interest...............    (55,688)     24,750     (80,438)
Income tax (benefit)...........................................    (10,033)     14,418     (24,451)
                                                                 ---------   ---------   ---------
Income (loss) before Minority Interest.........................    (45,655)     10,332     (55,987)
Minority Interest..............................................     (5,166)     (5,166)         --
                                                                 ---------   ---------   ---------
(Loss) from Continuing Operations..............................  $ (50,821)  $   5,166   $ (55,987)
                                                                  ========    ========    ========
Average Common and Common Equivalent Shares:
  Primary......................................................     16,526                  16,526
  Fully Diluted................................................     16,526                  16,526
(Loss) Per Share of Stock:
  Primary -- (Loss) from Continuing Operations.................  $   (3.07)              $   (3.39)
  Fully Diluted -- (Loss) from Continuing Operations...........  $   (3.07)              $   (3.39)


- ---------------


(a) Historical statement of operations has been restated to reflect the classification of Qualex distribution costs as costs of products sold to be consistent with the statements of operation presented for the three year period ended December 31, 1993.


(b) Represents deletion of the financial accounts of Qualex to the extent included in the Company's consolidated results of continuing operations.

                             THE ACTAVA GROUP INC.

           PRO FORMA CONSOLIDATED STATEMENT OF CONTINUING OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)


                                                                   YEAR ENDED DECEMBER 31, 1992
                                                                ----------------------------------
                                                                  ACTAVA
                                                                RESTATED(A)  QUALEX(B)   PRO FORMA
                                                                ----------   ---------   ---------
Net Sales.....................................................  $1,148,743   $ 770,853   $ 377,890
Cost and Expenses:
  Costs of products sold......................................     812,932     529,297     283,635
  Selling, general & administrative...........................     263,675     186,920      76,755
                                                                ----------   ---------   ---------
          Total operating expenses............................   1,076,607     716,217     360,390
                                                                ----------   ---------   ---------
          Operating Income....................................      72,136      54,636      17,500
  Interest (expense)..........................................     (33,454)    (12,643)    (20,811)
  Other income -- net.........................................       6,099       1,448       4,651
                                                                ----------   ---------   ---------
  Income before income taxes and minority interest............      44,781      43,441       1,340
  Income tax expense..........................................      23,328      21,666       1,662
                                                                ----------   ---------   ---------
  Income (loss) before Minority Interest......................      21,453      21,775        (322)
  Minority Interest...........................................     (10,888)    (10,888)         --
                                                                ----------   ---------   ---------
  Income (Loss) from Continuing Operations....................  $   10,565   $  10,887   $    (322)
                                                                 =========    ========    ========
Average Common and Common
  Equivalent Shares:
     Primary..................................................      16,544                  16,544
     Fully Diluted............................................      16,544                  16,544
Income (Loss) Per Share of Stock:
  Primary -- Income (Loss) from Continuing Operations.........  $     0.64               $   (0.02)
  Fully Diluted -- Income (Loss) from Continuing Operations...  $     0.64               $   (0.02)


- ---------------


(a) Historical statement of operations has been restated to reflect the classification of Qualex distribution costs as costs of products sold to be consistent with the statements of operation presented for the three year period ended December 31, 1993.


(b) Represents deletion of the financial accounts of Qualex to the extent included in the Company's consolidated results of continuing operations.

     The following Pro Forma Statements of Continuing Operations reflect the consolidated results of operations of the Company for the year ended December 31, 1993 and the six months ended June 30, 1994 after classifying the results of operations or Qualex as discontinued and after giving effect to the sale of the Company's interest in Qualex as if the disposition had taken place at January 1, 1993. The statements are based on the assumptions explained herein. These pro forma statements do not necessarily reflect the results of operations as they would have been if the Company had disposed of its interest in Qualex on January 1, 1993. The information presented below should be read in conjunction with the separate audited and unaudited consolidated financial statements and notes thereto of the Company which were included in the Company's Annual Report on Form 10-K for the year ended December 31, 1993 and its Quarterly Report on Form 10-Q for the six months ended June 30, 1994, and the Pro Forma Balance Sheet and notes thereto included elsewhere in this Report.

                             THE ACTAVA GROUP INC.

                  PRO FORMA STATEMENT OF CONTINUING OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                         YEAR ENDED DECEMBER 31, 1993
                                            -------------------------------------------------------
                                                                ADJUSTMENTS FOR
                                                             ----------------------
                                              ACTAVA         QUALEX(A)       OTHER        PRO FORMA
                                            ----------       ---------       ------       ---------
Net Sales.................................  $1,241,111       $ 775,299       $            $ 465,812
Cost and Expenses:
  Costs of products sold..................     957,440         555,969                      401,471
  Selling, general and administrative.....     256,958         167,983                       88,975
                                            ----------       ---------       ------       ---------
       Total operating expenses...........   1,214,398         723,952                      490,446
       Operating Profit (Loss)............      26,713          51,347                      (24,634)
Interest (expense)........................     (43,299)        (16,488)                     (26,811)
Other income (expense) -- net.............      (2,915)         (1,209)       7,168(b)(c)     5,462
                                            ----------       ---------       ------       ---------
(Loss) Before Income Taxes, & Minority
  Interest................................     (19,501)         33,650        7,168         (45,983)
Income Tax Expense (Benefit)..............      15,163          16,598                       (1,435)
                                            ----------       ---------       ------       ---------
(Loss) Before Minority Interest...........     (34,664)         17,052        7,168         (44,548)
Minority Interest.........................      (8,526)         (8,526)                          --
                                            ----------       ---------       ------       ---------
(Loss) from Continuing Operations.........  $  (43,190)      $   8,526       $7,168       $ (44,548)
                                             =========        ========       ======        ========
Average Common and Common Equivalent
  Shares:
     Primary..............................      17,163                                       17,163
     Fully Diluted........................      17,163                                       17,163
(Loss) Per Share of Stock:
  Primary -- (Loss) from Continuing
     Operations...........................  $    (2.52)                                   $   (2.60)
Fully Diluted -- (Loss) from Continuing
  Operations..............................  $    (2.52)                                   $   (2.60)

- ---------------


(a) Represents deletion of the financial accounts of Qualex to the extent included in the Company's consolidated results of continuing operations. The loss upon sale of Qualex is reflected as a loss from discontinued operations and not included in the loss from continuing operations presented herein. The Company provided for an anticipated loss of $37.9 million on the sale of Qualex. This loss included the effect of the sale of stock in exchange for cash of $50 million and notes with a face amount of $100 million valued at $92.8 million, the receipt of $10 million in exchange for a covenant-not-to-compete and the receipt of $4 million in exchange for a release in favor of the purchaser.


(b) Represents imputed interest income of $7,168,000 on the $100,000,000 one year non-interest bearing note received by the Company in the sale of its investment in Qualex as though the note had been received on January 1, 1993.

(c) No pro forma investment income from the proceeds received by the Company from the sale of its investment in Qualex is included in the pro forma financial statement.

                             THE ACTAVA GROUP INC.

                  PRO FORMA STATEMENT OF CONTINUING OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                             SIX MONTHS ENDED JUNE 30, 1994
                                                     ----------------------------------------------
                                                                    ADJUSTMENTS FOR
                                                                  --------------------
                                                     ACTAVA(A)     QUALEX     OTHER(B)    PRO FORMA
                                                     ---------    --------    --------    ---------
Net Sales..........................................  $ 279,214    $           $           $ 279,214
Cost and Expenses:
  Costs of products sold...........................    233,488                              233,488
  Selling, general and administrative..............     49,908                               49,908
                                                     ---------    --------    --------    ---------
       Total operating expenses....................    283,396                              283,396
       Operating (Loss)............................     (4,182)                              (4,182)
Interest (expense).................................    (14,822)                             (14,822)
Other income -- net................................        741                                  741
                                                     ---------    --------    --------    ---------
(Loss) Before Income Taxes & Discontinued
  Operations.......................................    (18,263)                             (18,263)
Income Tax Expense.................................         --                                   --
                                                     ---------    --------    --------    ---------
(Loss) from Continuing Operations..................  $ (18,263)                           $ (18,263)
                                                      ========    ========    ========     ========
Average Common and Common Equivalent Shares:
  Primary..........................................     17,918                               17,918
  Fully Diluted....................................     17,918                               17,918
(Loss) Per Share of Stock:
  Primary -- (Loss) from Continuing Operations.....  $   (1.02)                           $   (1.02)
  Fully Diluted -- (Loss) from Continuing
     Operations....................................  $   (1.02)                           $   (1.02)

- ---------------

(a) Reflects Actava's historical financial information as previously reported in its Quarterly Report on Form 10-Q for the quarter ended June 30, 1994. The sale of Actava's 50% ownership interest in Qualex had been given effect in the Company's results of operations for the quarter ended June 30, 1994, by treating Qualex as a discontinued operation. Discontinued operations are excluded from the condensed pro forma statement set forth above.
(b) No pro forma investment income from the proceeds received by the Company in the herein described transaction is included in the pro forma financial statement.


     No imputed interest income is included in this pro forma financial statement since it is presented as though the Qualex disposition had taken place at January 1, 1993 and all such income would have been recognized over the preceding one year period for the one year non-interest bearing note received in the Qualex disposition.

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   THE ACTAVA GROUP INC.
                                                        Registrant

                                          /s/  FREDERICK B. BEILSTEIN, III
                                        --------------------------------------
                                               Frederick B. Beilstein, III
                                                Senior Vice President and
                                                 Chief Financial Officer


Dated: October 7, 1994